EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

October 1, 2004	For Further Information Contact:
Paul M. Limbert
President & CEO

or

Robert H. Young
Executive VP & CFO

(304) 234-9000
NASDAQ Trading Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces the Shareholder Election Results for the Merger
with Western Ohio Financial Corporation

Wheeling, WV.WesBanco, Inc., (NASDAQ: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced the merger consideration elections made by Western Ohio Financial Corporation ("Western Ohio") shareholders in the previously announced merger of WesBanco, Inc. and Western Ohio, which closed on August 31, 2004. The exchange was structured to be a 55% stock and 45% cash transaction. For each share of Western Ohio common stock that a Western Ohio shareholder owned they could have received, at their election, either $35.00 in cash or 1.18 shares of WesBanco common stock, subject to certain limitations. The election results are as follows:

➢  760,411 shares or 41.9% of the shareholders elected to receive stock.
➢  817,223 shares or 45.03% of the shareholders elected to receive cash.
➢  237,086 shares or 13.07% of the shareholders did not make a valid election.

In accordance with the terms of the merger agreement, non-electing shareholders will receive all stock in order to balance the total consideration at 55% stock and 45% cash. No further pro rata allocations to those submitting their allocations for cash or stock is necessary. WesBanco will not issue fractional shares. Instead, Western Ohio shareholders will receive cash in lieu of fractional shares of WesBanco that the shareholder would otherwise be entitled to receive. Cash distributions have begun today and stock distributions will begin the week of October 4, 2004.

WesBanco is a multi-state bank holding company presently operating through 80 banking offices and 122 ATM machines in West Virginia, Eastern, Western and Central Ohio and Western Pennsylvania. WesBanco is the second largest bank holding company headquartered in West Virginia with the third overall deposit market share. Its banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc. and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with WesBanco’s most recent annual report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003, as well as the Form 10-Q for the prior quarter ended June 30, 2004, which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties’, including those detailed in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission under the section “Risk Factors.#@*#230; Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effect of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the Securities and Exchange Commission, the National Association of Securities Dealers and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services, and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.